As filed with the Securities and Exchange Commission on March 12, 2009

Registration No. 333-140439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FiberTower Corporation

(Exact name of registrant as specified in its charter)

Delaware	Co-Registrants	52-1869023
(State or other jurisdiction of incorporation or organization)	(see next page)	(I.R.S. employer identification number)

185 Berry Street, Suite 4800

San Francisco, California 94107

(415) 659-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Scott

185 Berry Street, Suite 4800

San Francisco, California 94107

(415) 659-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Mark Young

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public:  Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Table of Co-Registrants

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

FiberTower Network Services Corp.	Delaware	4812	52-2312256
FiberTower Solutions Corporation	Delaware	4812	20-3363366
ART Licensing Corp.	Delaware	4812	52-1933157
ART Leasing, Inc.	Delaware	4812	91-2048517
Teligent Services Acquisition, Inc.	Delaware	4812	20-2303658

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-140439) of FiberTower Corporation, a Delaware corporation (the “Company”), which was filed with the Securities and Exchange Commission on February 5, 2007, was amended on April 24, 2007, and became effective on April 26, 2007 (the “Registration Statement”).  The Registration Statement registered the offer and sale by the selling securityholders named therein of an aggregate of up to $498,630,000 principal amount of the Company’s 9.00% Convertible Senior Secured Notes due 2012 and the shares of the Company’s common stock issuable upon conversion of the notes, as described in the Registration Statement (the “Registered Securities”).  In accordance with the Company’s undertakings in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration all Registered Securities not heretofore distributed by the selling securityholders under the Registration Statement at the termination of the offering.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Registered Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-140439) to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this 12th day of March, 2009.

FIBERTOWER CORPORATION

By:	/s/ Thomas A. Scott
Thomas A. Scott
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-140439) has been signed by the following persons in the capacities indicated below on this 12th day of March, 2009.

Signature	Title

/s/ Kurt Van Wagenen	President, Chief Executive Officer and Director
Kurt Van Wagenen	(Principal Executive Officer)

/s/ Thomas A. Scott	Chief Financial Officer
Thomas A. Scott	(Principal Financial and Accounting Officer)

*	Chairman of the Board and Director
John D. Beletic

*	Director
Randall Hack

Director
Mark Holliday

*	Director
John Kelly

*	Director
John B. Muleta

*	Director
Steven D. Scheiwe

*	Director
Neil S. Subin

* by Attorney-in-Fact

/s/ Thomas A. Scott
Thomas A. Scott

Pursuant to the requirements of the Securities Act of 1933, each of the co-registrants set forth below (the “Co-Registrants”) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on this 12th day of March 2009.

FIBERTOWER NETWORK SERVICES CORP.		FIBERTOWER SOLUTIONS CORPORATION

By:	/s/ Thomas A. Scott	By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott	Name:	Thomas A. Scott
Title:	Chief Financial Officer	Title:	Chief Financial Officer

ART LICENSING CORPORATION		ART LEASING, INC.

By:	/s/ Thomas A. Scott	By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott	Name:	Thomas A. Scott
Title:	Chief Financial Officer	Title:	Chief Financial Officer

TELIGENT SERVICES ACQUISITION, INC.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on March 12, 2009, by the following persons in the capacities indicated.

In their capacity as the directors of each of the following Co-Registrants:

FIBERTOWER NETWORK SERVICES CORP.
FIBERTOWER SOLUTIONS CORPORATION
ART LICENSING CORPORATION
ART LEASING, INC.
TELIGENT SERVICES ACQUISITION, INC.

/s/ Kurt Van Wagenen	/s/ Thomas A. Scott
Kurt Van Wagenen,	Thomas A. Scott,
Director	Director